EXHIBIT 10.4.1

Schedule of related parties of the Company subscribed to the subordinated debt offering for the amounts listed.

Related Party	Nature of Relationship	Principal Note	Warrants
Linwood J. Bundy	Director	$1,000,000	150,000
C & M Management & Realty Partners	Director Joseph J. Morrow	200,000	30,000
	has a controlling interest
Janice K Henry and John M Henry	Director and spouse	250,000	37,500
Patrick J. Lynch	Director	200,000	30,000
MCO Limited Partnership	Director Joseph J. Morrow has	300,000	45,000
	has a controlling interest
Claire Morrow	Spouse of Director	250,000	37,500
The Joseph J. & Claire Morrow	Spouse of Director is a	1,000,000	150,000
Charitable Foundation	Trustee
Joseph J. Morrow Revocable Living Trust	Director	1,000,000	150,000
Morrow & Co., LLC	Director Joseph J. Morrow	1,000,000	150,000
	has a controlling interest
Nancy Sununu	Spouse of Director	250,000	37,500

Total		$5,450,000	817,500